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                                                                    Exhibit 10.5

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Certain confidential terms have been omitted from this exhibit pursuant to a request for confidential treatment of those portions filed with the Securities and Exchange Commission. Such confidential portions have been filed with the Securities and Exchange Commission and are denoted in this exhibit by an asterisk (*).

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               FOURTEENTH AMENDMENT TO REVOLVING CREDIT AGREEMENT

         This Fourteenth Amendment to Revolving Credit Agreement (this "Amendment") is made as of July 31, 2002 by and among Provant, Inc. (the "Borrower"), a Delaware business corporation having its principal place of business at 67 Batterymarch Street, Suite 500, Boston, MA 02110, Fleet National Bank, a national banking association ("Fleet"), Wells Fargo Bank Iowa, N.A., a national banking association ("Wells Fargo"), Citizens Bank of Massachusetts, a Massachusetts banking corporation ("Citizens"), and KeyBank National Association, a national banking association ("KeyBank", together with Fleet, Wells Fargo and Citizens, the "Banks"), and Fleet National Bank, as agent for itself and the other Banks (the "Agent")

                                     RECITAL

         WHEREAS, the Borrower, the Banks and the Agent previously entered into that certain Revolving Credit Agreement, dated as of April 8, 1998, as thereafter modified and amended by the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth and Thirteenth Amendments thereto and letter agreements dated as of November 6, 2001 and June 28, 2002 (said Revolving Credit Agreement, as so amended prior to the date hereof, the "Credit Agreement"), pursuant to which the Banks have made available to the Borrower a revolving credit loan facility for its corporate purposes; and

         WHEREAS, the parties hereto now desire to further amend or modify the Credit Agreement in certain respects, all as more particularly set forth hereinbelow.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         Section 1. Definitions. All capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement.

         Section 2. Amendments to Credit Agreement.

         (i) The following definitions in Section 1.1 are hereby amended in their entirety to provide as follows:

         "Borrowing Base. At the relevant time of reference thereto, an amount, determined by Agent by reference to the most recent Borrowing Base Report delivered to Banks and Agent pursuant to Section 7.4(h), equal to 100% of the total amount of Eligible Accounts Receivable, plus: during the month of August,

         2002, $8,700,000; provided, that, in no event shall such amount exceed $45,484,000.

         "Revolving Credit Loan Maturity Date. August 30, 2002, or such earlier date on which the Total Commitment is terminated pursuant to the provisions hereof."

         (ii) In the definition of "Total Commitment," the stated dollar amount shall be $45,484,000.

         (iii) The following definitions are added to Section 1.1 in their appropriate alphabetical order:

         "Fourteenth Amendment" shall mean the Fourteenth Amendment to Revolving Credit Agreement dated as of July 31, 2002 among Borrower, Banks and Agent.

         "Government Division" shall mean Star Mountain, Inc.

         (iv) The reference to the amount "$1,000,000" in Section 7.15 of the Credit Agreement is deleted and replaced with "$250,000".

         Section 3. Additional Agreements.

         (a) Borrower shall expeditiously and diligently sell Provant Media, Inc. (the "PM Sale") in accordance with the terms of the letter from * dated June 10, 2002. The proceeds of the PM Sale shall be used by Borrower to repay outstanding Revolving Credit Loans, which shall be a permanent paydown of the Obligations and reduction of the Total Commitment.

         (b) No later than August 2, 2002, Borrower shall hire a turnaround expert/chief restructuring officer satisfactory to Agent and Lenders, in their reasonable discretion (the "CRO"), for the purpose of (i) assisting Borrower with any appropriate aspects of the closing of the PM Sale, (ii) preparing a turnaround and restructuring plan for the Borrower and Guarantors, presenting such plan to the board of directors of Borrower (the "Board") and implementing such plan upon approval from the Board, (iii) preparing a sales book and identifying viable buyers for the Government Division (the "Sales Book") and
(iv) assisting Borrower with the closing of the sale of the Government Division (the "Government Sale").

         (c) No later than August 26, 2002, (i) Borrower shall deliver to Agent and Banks a copy of the Sales Book in form and substance reasonably satisfactory to Agent and Banks and (ii) commence circulation of the Sales Book to viable buyers. The terms of the Government Sale shall be reasonably satisfactory to the Banks and the proceeds of the Government Sale shall be used by Borrower to repay outstanding Revolving Credit Loans, which shall be a permanent paydown of the Obligations and reduction of the Total Commitment. Banks agree, however, to give Borrower and the CRO until August 26, 2002 to present a compelling rationale to delay a proposed sale of the Government Division, provided, however, if Agent and Banks determine in their reasonable discretion that there is no compelling reason to delay the Government Sale, Borrower shall immediately begin to actively pursue the Government Sale.

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         (d) Borrower shall expeditiously and diligently negotiate, execute and deliver to Agent an agreement, in form and substance satisfactory to Agent in its sole discretion, among Borrower and each of Strategic Interactive, Inc., Mark Morrison, Thomas Bohn, David Morrison, Maxco, Inc., David Hammond and David Grimm pursuant to which each such Person agrees to extend its right to receive any cash contingent consideration payment due from Borrower and Guarantors until at least September 13, 2002.

         (e) Borrower shall promptly deliver to Agent in form and substance satisfactory to Agent in its sole discretion a current detailed aging of all Accounts Receivable for each account debtor thereunder.

         (f) Borrower shall promptly deliver to Agent in form and substance satisfactory to Agent in its sole discretion consolidated and consolidating statements of profit and loss, balance sheet and cash flow projections as of June 30, 2002 for each of Borrower, each operating division and each entity.

         (g) The failure by Borrower to comply with any agreement, covenant or provision of this Amendment shall constitute an Event of Default.

         Section 4. Outstanding Obligations. Borrower hereby affirms and acknowledges that (i) as of July 30, 2002, there is presently outstanding loans and advances in the aggregate principal amount of $45,484,000, together with accrued interest thereon and costs and expenses (collectively, the "Amount") and
(ii) the Amount is a valid obligation of Borrower and is due and owing without defense, claim, setoff or counterclaim of any kind or nature whatsoever.

         Section 5. Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent: (i) Agent shall have received a copy of this Amendment executed by Borrower and Banks and consented and agreed to by Guarantors pursuant to the form of amendment set forth as Annex A attached hereto (Agent shall provide Borrower and each Bank with a copy of the executed Amendment), (ii) Agent shall have received payment by Borrower of all outstanding invoices for professional fees, costs and expenses and all fees, costs and expenses in accordance with Section 12 hereof;
(iii) Borrower shall have entered into an Amendment to the Dominion Account agreement on terms and conditions satisfactory to Agent in all respects; and
(iv) Agent shall have received such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Agent or its counsel, each of which shall be in form and substance satisfactory to Agent and its counsel.

         Section 6. Loan Documents Ratified and Confirmed. The Credit Agreement and each of the other Loan Documents, as they may be specifically supplemented or amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the collateral described therein, do, and shall continue to, secure the payment of all obligations under the Loan Documents, in each case as amended or supplemented pursuant to this Amendment. All references to the "Credit Agreement" contained in the Loan Documents shall mean or refer to the Credit Agreement as amended and supplemented by this Amendment and as it may be further amended, supplemented, modified and restated and in effect from time to time, including without limitation any such amendment, supplement, modification or restatement which increases the amount of Indebtedness owing by the Borrower thereunder.

         Section 7. Release. Borrower hereby releases, remises, acquits and forever discharges each Bank, Agent and each Bank's and Agent's employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement or the Documents (all of the foregoing hereinafter called the "Released Matters"). Borrower acknowledges that the agreements in this Section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.

         Section 8. Conflicts. In the event of any express conflict between the terms of this Amendment and the Credit Agreement, this Amendment shall govern.

         Section 9. Representations and Warranties. Borrower hereby represents and warrants as follows:

         (a) This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

         (b) Upon the effectiveness of this Amendment, Borrower hereby reaffirms all covenants, representations and warranties made in the Credit Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

         (c) No Event of Default or Default has occurred and is continuing after giving effect to this Amendment or would exist after giving effect to this Amendment.

         (d) Borrower has no defense, counterclaim or offset with respect to the Credit Agreement.

         Section 10. Effect on the Loan Agreement.

         (a) Upon the effectiveness of Section 2 hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

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         (b) Except as specifically amended herein, the Credit Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

         (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Banks, nor constitute a waiver of any provision of the Credit Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

         Section 11. Bringdown. The Borrower hereby confirms that all representations and warranties with respect to the Borrower and any Subsidiaries contained in the Credit Agreement and each of the other Loan Documents and in any other certificate or document delivered in connection therewith are true and correct as of the date hereof, and that no Default or Event of Default is outstanding or would be created by the consummation of the transactions described herein.

         Section 12. Fees, Costs and Expenses. Borrower agrees to pay on demand, after reasonable documentation and itemization of the same, all the costs and expenses of the Agent and the Banks, including all consultant and reasonable legal fees and expenses, including without limitation all reasonable fees and expenses of counsel in connection with the preparation, execution and delivery of this Amendment and the other documents and instruments to be delivered herewith and all UCC search and filing fees.

         Section 13. Miscellaneous. This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. This Amendment is intended to take effect as a sealed instrument and shall for all purposes be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts (excluding the laws applicable to conflicts or choice of law).

         Section 14. Facsimile. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

         Section 15. Conflicts. In the event of any express conflict between the terms of this Amendment and the Credit Agreement, this Amendment shall govern. In the event of any express conflict between the terms of the Credit Agreement and the Dominion Account Agreement, the Credit Agreement will control solely with respect to the rights, remedies and obligations of Fleet in its capacity as Agent under the Credit Agreement and Borrower.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                                       5

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as an instrument under seal as of the date first above written.


                                PROVANT, INC.

                                By: /s/ Norman Fornella
                                    -------------------------------
                                     Title: Executive Vice President


                                CITIZENS BANK OF MASSACHUSETTS

                                By: /s/ Robert D. Mace
                                    -------------------------------
                                     Title: Vice President


                                FLEET NATIONAL BANK

                                By: /s/ David. J. Angell
                                    -------------------------------
                                     Title: Vice President


                                KEYBANK NATIONAL ASSOCIATION

                                By: /s/ Bruce Drouin
                                    -------------------------------
                                     Title: Vice President


                                WELLS FARGO BANK IOWA, N.A.

                                By: /s/ Ronald J. Norstrem
                                    -------------------------------
                                     Title: Vice President


                                FLEET NATIONAL BANK, as AGENT

                                By: /s/ David. J. Angell
                                    -------------------------------
                                     Title: Vice President


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